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                                                                    EXHIBIT 10.2

                             CONTRIBUTION AGREEMENT

       THIS CONTRIBUTION AGREEMENT (the "Agreement") is entered into as of August 1, 1997 by and among Capital Senior Living Corporation, a Delaware corporation (the "Company"), Jeffrey L. Beck ("Beck"), James A. Stroud ("Stroud"), Senior Living Trust, a Texas trust ("Trust") and Lawrence A. Cohen ("Cohen"; Cohen together with Beck, Stroud and Trust are sometimes hereinafter referred to as the "Shareholders").

                                    RECITALS

       A. The Shareholders are the owners of all of the issued and outstanding shares of stock (collectively the "Subsidiaries Stock") of the following corporations: Capital Senior Living, Inc., a Texas corporation, Capital Senior Management 1, Inc., a Texas corporation, Capital Senior Management 2, Inc., a Texas corporation, Capital Senior Development, Inc., a Texas corporation and Quality Home Care, Inc., an Indiana corporation (collectively, the "Subsidiaries").

       B. The Company is investigating the feasibility and desirability of conducting an underwritten initial public offering ("IPO") of its shares of common stock. Pursuant to the IPO, which will constitute a qualified underwriting transaction within the meaning of Treasury Regulations 1.351-1(a)(3), members of the public (the "Public") will acquire common stock of the Company from the underwriters in exchange for cash.

       C. Simultaneously with the closing of the IPO, the Shareholders desire to contribute the Subsidiaries Stock to the Company in exchange for the promissory notes (collectively, the "Formation Note") and the common stock of the Company set forth herein.

       D. The contributions contemplated by this Agreement are intended to qualify for tax-free treatment under Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code"), except that the Formation Note will be "other property" or "boot" as described in Section 351(b) of the Code. For purposes of Section 351, the transferors of property to the Company will include the Shareholders and the Public (the "Transferors"). The Transferors will own all the common stock of the Company immediately after the contributions.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

       1. Agreement to Contribute Stock. Each of the Shareholders hereby agrees to contribute to the Company simultaneously with the closing of the IPO all of such Shareholders' right, title and interest in the shares of Subsidiaries Stock in any of the Subsidiaries held by such Shareholder in exchange for the shares of common stock of the Company and/or the Formation Note set forth below.

       2. Agreement of the Company to Issue Shares and Deliver Formation Notes. The Company hereby agrees with the Shareholders, in consideration of and simultaneous with the
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contribution of the Subsidiaries Stock described in Section 1 hereof, that the
Company will issue the following:

              (a) To Beck, the Company will issue a number of shares of common stock of the Company equal to the Specified Number (as hereinafter defined) and a Formation Note in the amount of $12,925,000.00, the principal amount of which shall be subject to adjustment as described below.

              (b) To Stroud, the Company will issue a number of shares of common stock of the Company equal to the Specified Number and a Formation Note in the amount of $268,725.00, the principal amount of which shall be subject to adjustment as described below.

              (c) To Trust, the Company will issue a number of shares of common stock of the Company equal to the Specified Number and a Formation Note in the amount of $12,656,275.00, the principal amount of which shall be subject to adjustment as described below.

              (d) To Cohen, the Company will issue a Formation Note in the amount of $1,250,000.00, the principal amount of which shall be subject to adjustment as described below.

Each Formation Note shall not bear interest and shall be due and payable in cash upon the closing of the IPO.

       The "Specified Number" of shares of common stock to be issued pursuant to clauses (a) through (c) above shall be determined separately for Beck, Stroud and the Trust and such term shall mean that number of shares of common stock of the Company derived by (i) multiplying the number of shares of common stock of the Company to be outstanding immediately after the IPO, before giving effect to the possible exercise of the underwriters' over-allotment option granted in connection with the IPO, as shown in the prospectus for the IPO contained in the Company's registration statement on Form S-1 at the time it is declared effective by the Securities and Exchange Commission (the "Final Prospectus") times the percentages set forth below opposite the names of Beck, Stroud and the Trust and (ii) subtracting from the product derived in clause
(i) 615,000 shares of common stock in the case of Beck, 560,000 shares in the case of the Trust, and 55,000 shares in the case of Stroud:

                     Name                         Percentage
                     ----                         ----------
                     Beck                            24.27%
                     Stroud                          0.500%
                     Trust                           23.77%

       By way of illustration, and not in limitation of the foregoing, if the Final Prospectus depicts 18,367,347 shares of common stock to be outstanding after the Offering, before giving effect to the possible exercise of the underwriters' over-allotment option, then Beck, Stroud and the Trust shall be issued 3,843,673 shares, 36,830 shares and 3,806,843 shares of common stock, respectively, such that, after such issuance, Beck, Stroud and the Trust shall own (inclusive of the shares owned by them on the date hereof and the shares issuable hereunder) a number of shares





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of common stock representing 24.27%, 0.500% and 23.77%, respectively, of the shares of common stock to be outstanding immediately after completion of the IPO (before giving effect to the possible exercise of the underwriters' over-allotment option).

       The aggregate of the principal amount of the Formation Notes has been derived based upon (i) the anticipated receipt by the Company of total net offering proceeds, after purchase of the Acquired Assets (as defined in the Final Prospectus) for a price equal to the appraised value thereof and after underwriting discounts and commissions and fees and expenses of the Offering, of $54.2 million (the "Post-Acquisition Net Proceeds") times (ii) fifty percent (50%). In the event that the Post-Acquisition Net Proceeds is less or greater than $54.2 million, the aggregate of the principal amount of the Formation Notes shall be reduced or increased, as the case may be, pursuant to this formula, with the adjustment in the aggregate principal amount of the Formation Notes to be allocated among the respective Formation Notes as follows: First, in the event that the price of the common stock to the public in the IPO (as shown on the cover of the Final Prospectus) (the "IPO Price") is more than or less than $15.00 per share, the amount of the Formation Note to be issued to Cohen under Section 2(d) shall be adjusted to a principal amount equal to the product of 83,333 times the IPO Price; and second, the remaining adjustment in the aggregate principal amount of the Formation Notes pursuant to this formula shall be allocated proportionately among Beck, Stroud and the Trust based on the stated principal amount of each Formation Note set forth in Section 2(a) through (c).

       3. Shares Fully Paid. The Company represents and covenants to the Shareholders that the issuance of the shares of common stock of the Company pursuant to this Agreement has been duly authorized and, when issued in accordance with the terms of this Agreement, such shares will be validly issued, fully paid and non-assessable, and free of preemptive rights.

       4. Representations and Warranties of the Shareholders. Each Shareholder, as to himself and the Subsidiaries Stock held by such Shareholder, hereby:

              (a) represents and warrants that (i) he has good and marketable title to such Subsidiaries Stock, free and clear of any liens or other encumbrances; and (ii) such Subsidiaries Stock has been duly authorized and validly issued and is fully paid and nonassessable, and free of preemptive rights;

              (b) acknowledges that such Shareholder or his representative(s) has had access to the same kind of information concerning the Company that is required in a Registration Statement on Form S-1 filed under the Securities Act of 1933, as amended (the "Act"), to the extent that the Company possesses such information;

              (c) acknowledges that it has been advised that the offer and issuance of the shares of the Company have not been registered under the Act;

              (d) represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Shareholder will not (i) result in a violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any instrument, judgment, order, writ, decree or





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contract to which such Shareholder is subject, (ii) result in the creation of any lien, charge or encumbrance upon any assets of such Shareholder, or (iii) violate any law, rule or regulation applicable to such Shareholder; and

              (e) represents and warrants that such Shareholder has the power and authority to execute this Agreement and to consummate the transactions contemplated hereby.

       The Shareholders jointly represent and warrant that the Subsidiaries Stock shall be all of the issued and outstanding shares of capital stock of the Subsidiaries.

       5. Additional Representations and Warranties. The Shareholders, jointly and severally, further represent and warrant to the Company that the following matters are true as of the date hereof and at Closing:

              (a) Organization. Based on their review of the organizational documents of the Subsidiaries and certificates of good standing and foreign qualification from the relevant jurisdictions, (i) each of the Subsidiaries is duly organized and validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own, lease and operate its properties and assets as they are now owned, leased and operated and carry on its business as now conducted and presently proposed to be conducted; and (ii) each of the Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing individually or in the aggregate would not have a material adverse effect on the assets, business, operations, income, condition (financial or otherwise) or prospects of such Subsidiary (a "Material Adverse Effect").

              (b) Consents; Authority. No consent of any person, judicial or administrative body, governmental or regulatory authority, or other party to the execution, delivery and performance by the Shareholders of this Agreement and their obligations hereunder is required.

              (c) Subsidiaries. The Subsidiaries do not own more than 50% of the voting power of any other entity.

              (d) No Material Adverse Change. To the best of each Shareholder's knowledge, since December 31, 1996, there has been no material adverse change in the assets, properties, business, operations, income or condition (financial or otherwise) of any Subsidiary, nor is any such change threatened, nor has there been any damage, destruction or loss which could have a Material Adverse Effect, whether or not covered by insurance.

              (e) Contracts and Other Agreements. Each material contract and other material agreements to which each of the Subsidiaries is a party and which are utilized in the conduct of its business is valid, subsisting, in full force and effect and binding upon each of the Subsidiaries, and, the Shareholders have no knowledge that such material agreements are not binding upon the other parties thereto in accordance with their terms and each of the Subsidiaries has satisfied in





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full or provided for all of its liabilities and obligations thereunder requiring performance prior to the date hereof in all material respects, is not in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute such a default.

              (f) Financial Statements. The unaudited balance sheet of each of the Subsidiaries as of June 30, 1997 and the related statements of income for the period then ended, true and complete copies of which have heretofore been delivered to the Company, present fairly, in all material respects, the financial position of each of the Subsidiaries as of such date and the results of operations of each of the Subsidiaries for the period then ended.

              (g) Undisclosed Liabilities. Except as disclosed on Schedule 5(k), no Subsidiary has any liabilities whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) liabilities incurred since December 31, 1996 in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) liabilities disclosed and reflected as liabilities on the audited financial statements of the Subsidiaries for the fiscal year ended December 31, 1996.

              (h) Legal Proceedings. There are no outstanding orders by which the Shareholders or the Subsidiaries or any of their securities, assets, properties or businesses, as applicable are bound. There is no action or proceeding pending or, to the knowledge of the Shareholders, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Subsidiaries or any of their assets, properties or businesses, nor are there any facts which are likely to give rise to any such action or proceeding which if adversely decided, would have a Material Adverse Effect.

              (i) Assets. The assets of the Subsidiaries will, as of the Closing Date, enable the Subsidiaries to conduct their business in substantially the same manner as it is being conducted on the date hereof.

              (j) Employee Relations. No Subsidiary is a party to, and there does not otherwise exist, any agreement with any labor organization, or any collective bargaining or similar agreement with respect to employees of the Subsidiaries. There are no complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the best knowledge of the Shareholders, threatened, involving any employee, applicant for employment, or former employee of any Subsidiary against any Subsidiary.

              (k) Licenses and Permits. The Subsidiaries possess all material government permits, licenses, registrations and other governmental consents and authorizations (federal, state, local and foreign) which are necessary for the conduct of their business. All such permits are in full force and effect and in good standing. No Subsidiary has received any notice of any claim of revocation or any such permits nor has knowledge of any event which might give rise to such a claim.

              (l) Compliance with Laws. To the best of the Shareholders knowledge, each of the Subsidiaries is in compliance in all material respect with, and not in violation of any, and





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has not received any claim or notice that it is not in compliance in any material respect with, or that it is in violation in any material respect of, any law or order to which the Subsidiaries or any of their businesses, operations, assets or properties (including the use and occupancy thereof) are subject.

              (m) United States Person. Each of the Shareholders is a "United States Person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an "Entity Transferor" certification at Closing.

              (n) Insurance. Each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

       6. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall be held at the offices of Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, simultaneously with the consummation of the IPO, at which time the transactions contemplated hereby shall be deemed to be effective. At the Closing:

              (a)    The Shareholders shall deliver to the Company:

                     (i) certificates, duly endorsed for transfer, representing the Subsidiaries Stock; and

                     (ii) such other documents as the Company shall reasonably request.

              (b) The Company shall issue and deliver to each of the respective Shareholders:

                     (i) the Formation Notes set forth in Section 2 hereof, and

                     (ii) as applicable, a certificate or certificates representing the shares of common stock of the Company set forth in
       Section 2 hereof.

       7. Survival of Representations and Warranties; Obligation of Shareholders to Indemnify.

              (a) The representations and warranties of the Shareholders set forth in Section 4 of this Agreement shall survive Closing. The representations and warranties of the Shareholders set forth in Section 5 of this Agreement shall survive Closing for a period of two years after the Closing.

              (b) Subject to Section 7(a), the Shareholders agree to indemnify and hold harmless the Company, its directors, officers and agents (in their capacity as such) from and against any costs and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representations, warranty, covenant or agreement of the Shareholders contained in this Agreement or the enforcement of this Agreement.





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              (c)    Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in Section 5 hereof made by Cohen shall relate solely to Quality Home Care, Inc., and not to any of the other Subsidiaries, and shall be several and not joint.

       8. Repayment of Formation Notes. Immediately following the consummation of the IPO, the Company shall repay the Formation Notes in full from the net proceeds of the IPO.

       9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by recognized overnight courier. Any such notice shall be deemed given when so delivered personally or telecopied or, if delivered by recognized overnight courier, one day after the date of delivery to such courier, to the attention of each of the parties at 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240. Any party may change such party's address for notice hereunder by notice to the other parties in accordance with this Section 9.

       10. Termination. This Agreement may be terminated at the election of any party upon written notice to the other parties if the IPO shall not have been consummated on or before December 31, 1997, or such later date as the parties may hereafter agree and, if so terminated, no party shall have any further liability or obligation hereunder.

       11. Waivers and Amendments. This Agreement may be amended, modified, superseded or canceled, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right or remedy hereunder shall operate as a wavier thereof, nor shall any waiver on the part or any party of any such right or remedy, nor any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

       12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

       13. Assignment. This Agreement, and any rights or obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other parties.

       14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.





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       IN WITNESS WHEREOF, each party hereto has executed or caused the execution of this Agreement as of the date first above written.



                                           CAPITAL SENIOR LIVING CORPORATION

                                           By:    /s/ Jeffrey L. Beck
                                                  ------------------------------
                                           Name: Jeffrey L. Beck
                                           Title: Chief Executive Officer

                                           /s/ Jeffrey L. Beck
                                           -------------------------------------
                                           JEFFREY L. BECK


                                           /s/ James A. Stroud
                                           -------------------------------------
                                           JAMES A. STROUD

                                           SENIOR LIVING TRUST


                                           By:    /s/ James A. Stroud
                                                  ------------------------------
                                                  James A. Stroud



                                           /s/ Lawrence A. Cohen
                                           -------------------------------------
                                           LAWRENCE A. COHEN





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